Exhibit 99.1

GREAT AMERICAN FINANCIAL RESOURCES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On August 7, 2006, Great American Financial Resources, Inc. ("GAFRI") completed the acquisition of Ceres Group, Inc. ("Ceres") for approximately $211 million in cash, including $6.7 million of direct transaction costs. The acquisition will be accounted for as a business combination using the purchase method of accounting in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations." The following unaudited pro forma condensed combined financial statements are based on GAFRI's historical financial statements and the historical financial statements of Ceres, adjusted to give effect to the acquisition in addition to two reinsurance transactions under which Ceres ceded 100% of its major medical business and 50% of its in-force life, annuity and senior segment health insurance business to unaffiliated reinsurers, effective August 1, 2006.

The following historical income statement information for the year ended December 31, 2005 and the six months ended June 30, 2006, and the historical balance sheet data at June 30, 2006, of GAFRI were derived from its audited financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2005 and its unaudited financial statements contained in its Quarterly Report on Form 10-Q for the six month period ended June 30, 2006. The historical income statement information for the year ended December 31, 2005 and the six months ended June 30, 2006, and the historical balance sheet data at June 30, 2006, of Ceres were derived from its audited financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2005, and its unaudited financial statements for the six months ended June 30, 2006.

The unaudited pro forma condensed combined income statements for the year ended December 31, 2005 and for the six months ended June 30, 2006, assume the acquisition (including the reinsurance transactions mentioned above) was effected on January 1, 2005 and January 1, 2006, respectively. The unaudited pro forma condensed combined balance sheet gives effect to the acquisition (including the reinsurance transactions mentioned above) as if it had occurred on June 30, 2006. The adjusted historical consolidated financial statements give effect to the pro forma events that (1) are directly attributable to the acquisition, (2) are factually supportable, and (3) with respect to the income statements, are expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial statements included in this filing should be read in conjunction with the notes thereto as well as the historical consolidated financial statements as of and for the year ended December 31, 2005 and for the six months ended June 30, 2006 of GAFRI in its Annual Report on Form 10-K and Quarterly Report on Form 10-Q, respectively, and of Ceres included in its 2005 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the three months ended March 31, 2006. Ceres was not required to file a Quarterly Report on Form 10-Q for the six months ended June 30, 2006.

These unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not necessarily indicative of the results of operations of the consolidated company that would have actually occurred had the acquisition of Ceres been effective during the periods presented or of the future results of operations of the consolidated company. These financial statements do not give effect to (i) the impact of possible revenue enhancements, (ii) additional future expense efficiencies or (iii) costs that may be incurred in integrating the acquired operations. The foregoing matters could cause both GAFRI's pro forma historical financial position and results of operations, and its actual future financial position and results of operations, to differ materially from the pro forma financial statements included herein.

Exhibit 99.1

GREAT AMERICAN FINANCIAL RESOURCES, INC.

PRO FORMA CONDENSED COMBINED INCOME STATEMENT (UNAUDITED)

FOR THE YEAR ENDED DECEMBER 31, 2005

(In millions, except per share data)
	Historical GAFRI Ceres		Medical Segment Reinsurance(3)	Senior Segment Reinsurance(4)	Pro Forma Purchase Adjustments(5)	Pro Forma Combined
Revenues:
Life, accident and health premiums	$296.4	$427.8	($221.0)	($103.4)	-	$ 399.8
Net investment income	557.2	26.9	(1.8)	(7.7)	($11.8)a	562.8
Realized gains (losses)	(1.1)	0.7	(0.2)	-	-	(0.6)
Other income	135.6	17.1	(14.9)	(1.1)	(0.5)b	136.2
	988.1	472.5	(237.9)	(112.2)	(12.3)	1,098.2
Costs and Expenses:
Benefits to policyholders	588.2	325.0	(162.3)	(81.4)	(2.2)c	667.3
Insurance acquisition expenses	133.3	13.7	(10.6)	(1.5)	2.9 d	137.8
Interest and other debt expenses	28.4	0.7	-	-	-	29.1
Other expenses	162.1	112.7	(62.7)	(24.3)	(1.9)e	185.9
	912.0	452.1	(235.6)	(107.2)	(1.2)	1,020.1

Operating earnings before income taxes	76.1	20.4	(2.3)	(5.0)	(11.1)	78.1
Provision for income taxes	25.8	5.4	(0.8)	(1.8)	(3.8)f	24.8

Income from continuing operations	$ 50.3	$ 15.0	($ 1.5)	($ 3.2)	($ 7.3)	$ 53.3

Income from continuing operations per common share:
Basic	$1.07					$1.13

Diluted	$1.06					$1.12

Average number of common shares:
Basic	47.1					47.1
Diluted	47.6					47.6

See Notes to Pro Forma Condensed Combined Financial Statements (Unaudited).

Exhibit 99.1

GREAT AMERICAN FINANCIAL RESOURCES, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)

JUNE 30, 2006

(In millions)
	Historical GAFRI Ceres		Medical Segment Reinsurance(3)	Senior Segment Reinsurance(4)	Pro Forma Purchase Adjustments(5)	Pro Forma Combined
Assets:
Cash and investments	$9,916.0	$507.3	($27.8)	($128.7)	($211.1)2	$10,055.7
Unamortized insurance acq. costs	859.3	91.6	(11.0)	(30.7)	3.6 d	912.8
Reinsurance recoverable	261.3	124.9	38.8	174.8	71.4 c	671.2
Deferred tax benefit on unrealized losses	63.8	3.6	-	-	(3.6)g	63.8
Other assets	229.6	37.7	-	1.7	4.5 h	273.5
Variable annuity assets (separate accounts)	649.8	-	-	-	-	649.8
	$11,979.8	$765.1	$ -	$ 17.1	($135.2)	$12,626.8

Liabilities and Stockholders' Equity:
Annuity benefits accumulated	$ 8,916.5	$238.0	-	-	-	$ 9,154.5
Life, accident & health reserves	937.5	271.8	-	-	$ 93.2 c	1,302.5
Long-term debt	278.0	5.5	-	-	-	283.5
Other liabilities	305.3	45.2	-	$ 17.1	(23.8)i	343.8
Variable annuity liabilities (separate accounts)	649.8	-	-	-	-	649.8
Total liabilities	11,087.1	560.5	-	17.1	69.4	11,734.1

Stockholders' equity:
Stockholders' equity, excluding
unrealized gains (losses)	1,011.2	211.3	-	-	(211.3)j	1,011.2
Unrealized gains (losses) on marketable securities, net	(118.5)	(6.7)	-	-	6.7 g	(118.5)
Total stockholders' equity	892.7	204.6	-	-	(204.6)	892.7

	$11,979.8	$ 765.1	$ -	$ 17.1	($135.2)	$12,626.8

See Notes to Pro Forma Condensed Combined Financial Statements (Unaudited).

Exhibit 99.1

GREAT AMERICAN FINANCIAL RESOURCES, INC.

PRO FORMA CONDENSED COMBINED INCOME STATEMENT (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2006

(In millions, except per share data)
	Historical GAFRI Ceres		Medical Segment Reinsurance(3)	Senior Segment Reinsurance(4)	Pro Forma Purchase Adjustments(5)	Pro Forma Combined

Revenues:
Life, accident and health premiums	$152.0	$221.9	($112.4)	($54.8)	$ -	$206.7
Net investment income	297.6	14.2	(0.9)	(3.9)	(5.8)a	301.2
Realized gains (losses)	(8.9)	0.3	-	-	-	(8.6)
Other income	46.3	9.1	(8.1)	(0.5)	(0.3)b	46.5
	487.0	245.5	(121.4)	(59.2)	(6.1)	545.8
Costs and Expenses:
Benefits to policyholders	297.7	169.0	(84.9)	(42.0)	(1.1)c	338.7
Insurance acquisition expenses	62.3	10.1	(4.5)	(2.8)	1.4 d	66.5
Interest and other debt expenses	11.9	0.3	-	-	-	12.2
Other expenses	67.2	54.5	(30.7)	(11.6)	(0.9)e	78.5
	439.1	233.9	(120.1)	(56.4)	(0.6)	495.9

Operating earnings before income taxes	47.9	11.6	(1.3)	(2.8)	(5.5)	49.9
Provision for income taxes	16.7	4.1	(0.5)	(1.0)	(1.9)f	17.4

Income from continuing operations	$ 31.2	$ 7.5	($ 0.8)	($ 1.8)	($ 3.6)	$ 32.5

Income from continuing operations per common share:
Basic	$0.66					$0.69

Diluted	$0.65					$0.68

Average number of common shares:
Basic	47.4					47.4
Diluted	48.0					48.0

See Notes to Pro Forma Condensed Combined Financial Statements (Unaudited).

Exhibit 99.1

GREAT AMERICAN FINANCIAL RESOURCES, INC.

NOTES TO PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 - REPORTING RECLASSIFICATIONS

Certain amounts in the historical consolidated financial statements of Ceres have been reclassified to conform to GAFRI's historical financial statement presentation. While GAFRI and Ceres have completed a preliminary review of their respective accounting and financial reporting policies as compared to those used by the other company, this review is ongoing and additional reclassifications or pro forma adjustments may be identified.

NOTE 2 - PURCHASE PRICE

The preliminary estimate of the cost to acquire Ceres includes (in millions):

Cash paid to Ceres shareholders	$204.4
Severance expenses	4.2
Investment banking fees	3.2
Unexercised stock option buyout	1.2
Tax benefit	(1.9)
Net purchase price	$211.1

Under the terms of the purchase agreement, shareholders of Ceres received $6.13 in cash for each share of Ceres common stock that they owned.

NOTE 3 - MEDICAL SEGMENT REINSURANCE

In connection with the acquisition, Ceres insurance subsidiaries entered into an agreement with American Enterprise Mutual Holding Company whereby American Enterprise acquired through reinsurance 100% of the major medical business of the insurance subsidiaries of Ceres effective August 1, 2006 for an $11 million ceding commission. Cash and investments of $27.8 million (an amount equal in value to statutory basis reserves ceded, net of the initial ceding allowance) was transferred to American Enterprise in the transaction.

NOTE 4 - SENIOR SEGMENT REINSURANCE

Immediately prior to completion of the acquisition, Ceres insurance subsidiaries entered into reinsurance agreements with Hannover Life Reassurance Company of America in which 50% of life, annuity, and senior segment health insurance risk at August 1, 2006 was reinsured for a ceding allowance of $52.7 million. Ceres' historical balance of unamortized insurance acquisition costs associated with the reserves ceded to Hannover was $30.7 million at August 1, 2006. Cash and investments of $128.7 million (an amount equal in value to statutory basis reserves ceded, net of the initial ceding allowance) was transferred to Hannover in the transaction.

These reinsurance agreements with Hannover resulted in deferred reinsurance gains of $17.1 million and prepaid costs of $1.7 million, which were eliminated in the pro forma purchase accounting adjustments. (See Notes 5 (h) and 5 (i)).

Exhibit 99.1

GREAT AMERICAN FINANCIAL RESOURCES, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL

STATEMENTS (UNAUDITED) - CONTINUED

NOTE 5 - PRO FORMA PURCHASE ADJUSTMENTS

  Represents primarily a reduction in investment income associated with securities used to fund the Ceres acquisition.

  Elimination of deferred reinsurance gain amortization.

  Adjusting Ceres' liabilities to fair value resulted in $21.8 million in additional benefit reserves. In addition, in accordance with SFAS No. 113, "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts", the pro forma adjustments to life, accident and health reserves include a gross-up reclassification of $71.4 million. The offset is shown in reinsurance recoverable. Benefits to policyholders in the pro forma income statements were adjusted to reflect the change in beginning benefit reserve levels.

  In accordance with the purchase method of accounting, the GAFRI purchase cost is allocated to the assets acquired and liabilities of Ceres assumed based upon their respective fair values. The historical Ceres balances of unamortized insurance acquisition costs (deferred policy acquisition costs ("DPAC") and present value of future profits ("PVFP")) are eliminated. A new present value of future profits is calculated using current assumptions. These assumptions (i.e. mortality and morbidity projections, interest rates, lapse rates, and expenses) varied from those used when the company originally placed the existing business in force. The value of the major medical business acquired and then ceded was set equal to the ceding commission paid by the reinsurer subsequent to the merger.

  These pro forma adjustments are as follows (in millions):

Eliminate historical DPAC	($55.1)
Eliminate historical PVFP	(5.5)
Eliminate impact of major medical reinsurance	11.0
Record new senior segment PVFP	53.2
Total	$ 3.6

  The additional amortization of insurance acquisition expenses reflected in the pro forma income statements is based on estimated gross profits or premiums, depending on product type.

  Represents the factually supportable expense savings related to the departure of specific Ceres senior officers at the merger date, restructured insurance liability programs, and elimination of duplicate public company expenses. The expense savings do not include potential future synergies related to operational consolidation, nor costs that may be incurred in integrating the acquiring operations.

  Adjustment represents the income tax effect of all pro forma consolidated income adjustments using the U.S. federal tax rate of 35%.

  Marketable securities were marked to market at the date of acquisition. The net unrealized loss of $6.7 million and the related deferred tax benefit of $3.6 million at June 30, 2006 were eliminated.

  Exhibit 99.1

  GREAT AMERICAN FINANCIAL RESOURCES, INC.

  NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL

  STATEMENTS (UNAUDITED) - CONTINUED

  Other asset adjustments include the following (in millions):

Record insurance licenses at appraised value	$ 2.9
Record home office real estate at appraised value	2.5
Eliminate historical goodwill	(10.7)
Record new goodwill	11.7
Eliminate prepaid assets	(1.9)
Total	$ 4.5

  Other liabilities adjustments include the following (in millions):

Eliminate historical deferred reinsurance gains	($21.9)
Eliminate historical deferred gain on real estate	(5.0)
Net change in current & deferred taxes	(3.9)
Unfavorable corporate headquarters lease obligation	8.5
Other	(1.5)
Total	($23.8)

  Elimination of Ceres' historical stockholders' equity.